Exhibit (i)(2)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A of Morgan Keegan Select Fund, Inc. as filed with the Securities and Exchange Commission on or about October 31, 2008.

/s/ PAUL HASTINGS, JANOFSKY & WALKER LLP

PAUL, HASTINGS, JANOFSKY & WALKER LLP

New York, New York

October 31, 2008